Exhibit 10.8

THIRD AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP OF

GLENARK ASSOCIATES LIMITED PARTNERSHIP

This Third Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of Glenark Associates Limited Partnership (the “Amendment”) is made as of this 13th day of November, 2012 (the “Effective Date”), by and between National Tax Credit Partners, L.P., a California limited partnership (the “Limited Partner”), and Rhode Island Housing Development Corporation, a non-profit corporation organized and existing under the laws of the State of Rhode Island (“Rhode Island Housing”), with reference to the following facts and circumstances:

A.        Glenark Associates Limited Partnership, a Rhode Island limited partnership (the “Partnership”), was formed as a limited partnership under the laws of the State of Rhode Island pursuant to a Certificate of Limited Partnership, filed with Rhode Island Secretary of State on December 30, 1988, which Certificate was subsequently amended by that certain Amendment to Certificate, dated July 3, 1989, as subsequently amended by that certain Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership, dated as of July 31, 1989, as further amended by that certain Second Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership, dated as of November 8, 2000 (collectively, the “Amended Partnership Agreement”).

B.        The parties hereto desire to enter into this Amendment to provide for the transfer of the interest of the Limited Partner in the Partnership.

NOW, THEREFORE, in consideration of the promises herein contained, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Capitalized terms used herein have the same meanings as set forth in the Amended Partnership Agreement, as amended, unless specifically defined herein.

2.         As of the Effective Date set forth above, the Limited Partner hereby transfers, conveys and assigns to Rhode Island Housing all of the Limited Partner’s interest in the Partnership, including, without limitation, all Profits, Losses, Cash Flow, and Sale or Refinancing Transaction Proceeds (the “LP Interest”).

3.         As of the Effective Date, the Limited Partner shall have no further right to receive any future allocations of Profits and Losses, any distributions from the Partnership or any other funds or assets of the Partnership, nor shall it be entitled to receive or to be paid by the Partnership any further payments of fees (including fees which have been earned by are unpaid) or to be repaid any outstanding advances or loans made by it to the Partnership.

4.         The Limited Partner, for itself, its general partner and its limited partners, hereby releases Rhode Island Housing and the Partnership from any and all claims, actions, causes of action, liabilities and obligations of any kind, nature or description, relating to the business, operation, taxation, property and affairs of the Partnership and which arise from any state of facts existing from and before the Effective Date.

5.         To the extent that the consent or approval of the Limited Partner was required for any actions heretofore taken by Rhode Island Housing, as general partner of the Partnership, or by the Partnership, relating to the business, operation, taxation, property and affairs of the Partnership, the Limited Partner hereby ratifies and approves such actions.

6.         Notwithstanding the withdrawal of the Limited Partner, each of the remaining Partners hereby elect to continue the business of the Partnership.

7.            As a material inducement to the Limited Partner’s entering into this Amendment, Rhode Island Housing represents and warrants to the Limited Partner that the following are true and correct:

(a)        (i) The execution and delivery of this Amendment by Rhode Island Housing and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings, and (ii) assuming the due and proper execution and delivery by the Limited Partner, this Amendment is binding upon and enforceable against Rhode Island Housing in accordance with its terms.

(b)        Neither Rhode Island Housing nor the Partnership has received any notice nor has knowledge of either a compliance violation or other issue relating to any of the Housing Tax Credit rules or regulations or any fact or circumstance which could give rise to such violation.

(c)        No proceeding before any federal, state, municipal or other governmental department, commission, board or agency is pending against Rhode Island Housing or, to the knowledge of Rhode Island Housing, threatened against Rhode Island Housing pursuant to which an unfavorable judgment would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Amendment or the transactions contemplated hereunder, nor does Rhode Island Housing know of any reason to believe any such proceeding will be instituted.

(d)       Rhode Island Housing has incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Amendment.

(e)        Rhode Island Housing is aware of the restrictions on transfer or encumbrance of the LP Interest under the Partnership Agreement, as well as the transfer restrictions imposed by the Securities Act of 1933, as amended, and applicable state securities laws (collectively, the “Securities Laws”).  Rhode Island Housing is able to bear the economic risk of its investment in the LP Interest, is aware that it must hold the LP Interest for an indefinite period and that the LP Interest has not been registered under the applicable Securities Laws and may not be sold or otherwise transferred unless permitted by the terms of the Partnership Agreement and the LP Interest is registered, or an exemption from the registration requirements is available with respect thereto, under the Securities Laws.  Rhode Island Housing is acquiring the LP Interest for its own account and not with a view to resell, transfer or otherwise dispose thereof.

(f)        Rhode Island Housing is the Operating General Partner and, knows, therefore, at least as much about the Partnership as the Limited Partner, is experienced in financial transactions such as ownership of the LP Interest, and understands the business and operations of the Partnership and its ownership and operation of the Apartment Complex.

8.         As a material inducement to the Rhode Island Housing entering into this Amendment, Limited Partner represents and warrants to Rhode Island Housing that (i) the execution and delivery of this Amendment by Limited Partner and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings of Limited Partner, and (ii) assuming the due and proper execution and delivery by Rhode Island Housing, this Amendment is binding upon and enforceable against Limited Partner in accordance with its terms.

9.         This Amendment may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement.  The production of any executed counterpart of this Amendment shall be sufficient for all purposes without producing or accounting for any other counterpart thereof.

10.         The Partners shall execute and deliver such further instrument and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Amendment.

11.       Rhode Island Housing Development Corporation, in its capacity as General Partner of the Partnership, hereby acknowledges and consents to the foregoing transfer, conveyance and assignment of partnership interest from the Limited Partner to Rhode Island Housing.

Except as set forth above, all of the terms and provisions of the Amended Partnership Agreement remain unmodified and in full force and effect.

[Signatures on following page(s)]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the Effective Date.

RHODE ISLAND HOUSING:                           RHODE ISLAND HOUSING

                                                                              DEVELOPMENT CORPORATION,

                                                                              a non-profit corporation organized and existing

                                                                              under the laws of the State of Rhode Island

                                                                              By:  /s/Susan E. Bodington

                                                                              Its:  Deputy Director for Programs

LIMITED PARTNER:                                         NATIONAL TAX CREDIT PARTNERS, L.P.,

                                                                              a California limited partnership

By:            National Partnership Investments LLC.,

a California limited liability company, General Partner

By    Bethesda Holdings I, LLC,

a Delaware limited liability company,

its member

By   AIMCO/Bethesda Holdings, Inc.,

a Delaware corporation,

its member

By  /s/John Bezzant

Name:  John Bezzant

Title:  Executive Vice President